Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11828) of our report dated July 22, 2005, relating to the consolidated financial statements which appear in this Form 20-F.



/s/ BDO Stoy Hayward LLP
------------------------
BDO Stoy Hayward LLP
London, England


August 2, 2005